Exhibit 99.1

Energy Future Holdings Corp.

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201

August 21, 2017

VIA EMAIL AND BY FED-EX

To:	Berkshire Hathaway Energy Company
825 NE Multnomah, Suite 2000
Portland, OR 97232
Attention: Natalie Hocken
Email: NLHocken@berkshirehathawayenergyco.com

cc:	Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Peter Hanlon
Email: phanlon@gibsondunn.com

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention: Jeffrey C. Krause
Email: jkrause@gibsondunn.com

Re: Termination of the Agreement and Plan of Merger

Lady and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of July 7, 2017 (as amended, the “Merger Agreement”), by and among Energy Future Holdings Corp. (the “Company”), Energy Future Intermediate Holding Company LLC (“EFIH”), Berkshire Hathaway Energy Company, O.E. Merger Sub Inc., O.E. Merger Sub II, LLC and O.E. Merger Sub III, LLC. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

Pursuant to Section 8.3(e) and Section 8.3(f) of the Merger Agreement, the Company and EFIH, respectively, hereby terminate the Merger Agreement. This termination of the Merger Agreement shall also cause the automatic termination (without the necessity of any further action) of the Oncor Letter Agreement pursuant to Section 16(f)(B)(x) thereof.

[Signature page follows]

Respectfully yours,

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Andrew M. Wright
Name:	Andrew M. Wright
Title:	EVP & General Counsel

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Andrew M. Wright
Name:	Andrew M. Wright
Title:	EVP & General Counsel

cc:	Kirkland & Ellis LLP

600 Travis St., Suite 3300

Houston, TX 77002

Attn: Andrew Calder, John Pitts

Email: andrew.calder@kirkland.com; john.pitts@kirkland.com

cc:	Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: James Sprayregen, Marc Kieselstein, Chad Husnick

Email: jsprayregen@kirkland.com; mkieselstein@kirkland.com; chusnick@kirkland.com

cc:	Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Edward Sassower

Email: edward.sassower@kirkland.com